Exhibit 10.2
JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433
January 31, 2008
YA Global Investments, L.P.
101 Hudson Street
Suite 3700
Jersey City, NJ 07302
Gentlemen:
This will confirm our understanding that the terms and conditions of the Debentures, Warrants and other related documents between YA Global Investments, L.P. (“YA Global”) and JAG Media Holdings, Inc. (“JAG Media”) are hereby amended as set forth below.
DEFINITIONS
     “Debentures” means the following debentures with JAG Media as Obligor and YA Global as Holder thereunder:
•	Debenture No. CCP-1 in the original principal amount of $1,900,000, dated May 24, 2006 (“Debenture No. CCP-1);

•	Debenture No. CCP-2 in the original principal amount of $1,250,000, dated May 24, 2006 (“Debenture No. CCP-2”); and

•	Debenture No. CCP-3 in the original principal amount of $1,000,000, dated May 30, 2006 (“Debenture No. CCP-3”).
     “Effective Date” means the date the proposed merger between JAG Media and Cryptometrics, Inc. set forth in that certain merger agreement between such parties dated December 27, 2005, as amended closes and becomes effective.
     “Investor Registration Rights Agreement” means that certain investor registration rights agreement between YA Global and JAG Media dated May 4, 2006.
     “Irrevocable Transfer Agent Instructions” means the irrevocable transfer agent instructions among JAG Media, YA Global and Transfer Online, Inc. dated May 4, 2006.
     “Security Agreements” means those certain security agreements between JAG Media and YA Global and between Pixaya LLC and YA Global dated May 4, 2006.

     “Securities Purchase Agreement” means that certain securities purchase agreement between YA Global and JAG Media dated May 4, 2006.
     “Warrants” means Warrant Nos. CCP-1, CCP-2, CCP-3, CCP-4 and CCP-5 for 2,000,000, 2,000,000, 2,000,000, 3,000,000 and 3,000,000 shares of Common Stock, respectively, each dated May 24, 2006 and issued by JAG Media to YA Global as Holder thereunder
1. JAG Media and YA Global acknowledge that as of the date hereof, the principal balances of the Debentures are as follows:

Debenture No. CCP-1	$-0-
Debenture No. CCP-2	$-0-
Debenture No. CCP-3	$325,000
2. Promptly after the execution of this agreement YA Global shall convert into JAG Media common stock the remaining principal balance of $325,000 on Debenture CCP-3 and all accrued and unpaid interest under all of the Debentures pursuant to the terms of the respective Debentures (“Conversion Shares”) and (ii) exercise 700,000 shares under Warrant No. CCP-1 on a cash basis; provided, however, that the shares issued to YA Global in connection with such conversion and exercise shall be restricted securities and the standard Rule 144 restrictive legend shall be affixed to each stock certificate representing such shares.
3. Effective as of the date of issuance to YA Global of the Conversion Shares:
(a)	all amounts outstanding under the Debentures shall be deemed paid in full and the Debentures shall automatically terminate and be of no further force and effect;

(b)	the reservation for conversion shares set forth in paragraph 2 a. of the Irrevocable Transfer Agent Instructions shall automatically terminate and JAG Media shall no longer be required to reserve any shares in connection with the Debentures but shall continue to reserve 12,000,000 shares for issuance upon exercise of the Warrants (“Warrants Shares Reservation”). (Notwithstanding anything to the contrary in the Irrevocable Transfer Agent Instructions, the Warrant Shares Reservation shall automatically be reduced by one share for each Warrant share exercised by, and issued to, YA Global);

(c)	as a result of the Debentures being retired, all restrictive covenants contained in Section 4 of the Securities Purchase Agreement shall automatically terminate and be of no further force and effect;

(d)	the Security Agreements shall automatically terminate and be of no further force and effect; and

(e)	the Investor Registration Rights Agreement shall automatically terminate and be of no further force and effect and JAG Media shall have no further obligation to register any shares in connection with the Debentures and the Warrants.
4. The following agreements shall become effective as of the Effective Date:
(a)	The definition of “Warrant Exercise Price” as set forth in Section 1 (b) (xiii) of each of the Warrants shall be deleted in its entirety, and a new definition of “Warrant Exercise Price” shall be substituted in each of the remaining four Warrants, which shall read as follows:
(xiii) “Warrant Exercise Price” means 88% of the average of the Volume Weighted Average Price of the Common Stock as quoted by Bloomberg, L.P. during the thirty (30) trading days immediately prior to the “Exercise Restriction Date.”
(d)	A new defined term entitled “Exercise Restriction Date” shall be added to Section 1 (b) of the Warrants, each of which shall read as follows:
Warrant No. CCP-1
(xv) “Exercise Restriction Date” means thirty (30) trading days following the Effective Date, the first date upon which this Warrant may be exercised; provided, however, that the above Exercise Restriction Date shall not apply with respect to 700,000 shares under this warrant which may be exercised by YA Global at any time prior to such Exercise Restriction Date.
Warrant No CCP-2
(xv) “Exercise Restriction Date” means March 31, 2008, the first date upon which this Warrant may be exercised.
Warrant No CCP-3
(xv) “Exercise Restriction Date” means June 30, 2008, the first date upon which this Warrant may be exercised.
Warrant No. CCP-4
(xv) “Exercise Restriction Date” means September 30, 2008, the first date upon which this Warrant may be exercised.
Warrant No. CCP-5
(xv) “Exercise Restriction Date” means December 31, 2008, the first date upon which this Warrant may be exercised.

     (e) Notwithstanding anything to the contrary in the Warrants, the Warrants are hereby amended so that each Warrant may be exercised by its respective holder of record on any Business Day commencing on the Exercise Restriction Date for that Warrant and prior to 11:59 PM Eastern Time on the Expiration Date. In no event shall any Warrant be exercisable prior to its Exercise Restriction Date, except as may be otherwise expressly set forth herein. YA Global shall affix, and keep affixed, to all Warrants a copy of this agreement. All Warrant shares issued in connection with any exercise of the Warrants, in whole or part, shall be restricted securities and the standard Rule 144 restrictive legend shall be affixed to each stock certificate representing such Warrant shares.
5. In consideration of YA Global’s agreement to convert the remainder of JAG Media’s indebtedness to YA Global under the Debentures into common stock and other good and valuable consideration, JAG Media hereby agrees to waive the notice period that would otherwise be required and allow YA Global to presently increase the ownership cap set forth in Section 3(b)(i) of the each of the Debentures and in the first paragraph of each of the Warrants from 4.99% to 9.99%, effective as of the date hereof and accepts YA Global’s signature below as such notice to increase the respective caps.
6. JAG Media shall publicly disclose the contents of this agreement on a Form 8-K or other suitable form within four (4) business days of its execution by YA Global and JAG Media.
7. The Warrants, Irrevocable Transfer Agent Instructions and Securities Purchase Agreement shall be deemed amended, mutatis mutandis, in accordance with the foregoing. Except as otherwise set forth in this agreement, the Warrants, Irrevocable Transfer Agent Instructions and Securities Purchase Agreement shall remain unchanged and in full force and effect.
8. The terms and conditions set forth in paragraph 4 of this agreement shall automatically terminate, and the parties hereto shall have no rights or obligations hereunder in the event that the Effective Date has not occurred by the end of business on February 27, 2008, unless extended in writing by the parties hereto.
If the foregoing accurately reflects your understanding of our agreement regarding the above matter, please indicate your agreement and acceptance by signing in the appropriate space below and returning a fully executed and dated copy of this agreement to the undersigned.
Sincerely yours,

JAG Media Holdings, Inc.

By:	/s/ Thomas J. Mazzarisi

Name: Thomas J. Mazzarisi
Title: Chairman & CEO
Date: January 31, 2008
AGREED AND ACCEPTED:
YA Global Investments, L.P.
(formerly, Cornell Capital Partners, L.P.)
By: Yorkville Advisors, LLC
Its: Investment Manager

By:	/s/ David Gonzalez

Name: David Gonzalez Date: January 31, 2008